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November 24, 1997
                                                                     EXHIBIT 5.1


Board of Directors
Bally Total Fitness Holding Corporation
8700 West Bryn Mawr Avenue
Chicago, Illinois  60631

Re: Registration Statement on Form S-8


Ladies and Gentleman:

It is our understanding that Bally Total Fitness Holding Corporation, a Delaware corporation ("Company"), intends to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, a Registration Statement on Form S-8 ("Registration Statement"), which Registration Statement relates to 250,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock"), to be issued pursuant to the Bally Total Fitness Holding Corporation Employee Stock Purchase Plan (the "Plan").

We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinion expressed in this letter.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

We have investigated such questions of law for the purpose of rendering the opinions in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the Delaware General Corporation Law.

This opinion is being rendered to you as of today. The opinion expressed herein assumes that there is no change in the facts, circumstances and law in effect on the date of this opinion, particularly as it relates to corporate authority and the Company's good standing under Delaware law. We have assumed that the Company will remain in good standing as a Delaware corporation at all times when shares of Common Stock are sold pursuant to the Plan.

On the basis of the foregoing, we are of the opinion that the Common Stock to be issued pursuant to the Plan, when and if issued and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.


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Board of Directors
Bally Total Fitness Holding Corporation
Page 2
November 24, 1997


The opinion in this letter is rendered only to the Company in connection with the filing of the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. The opinion may not be relied upon by the Company for any other purpose. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in part.


                                         Very truly yours,




                                         BENESCH, FRIEDLANDER,
                                          COPLAN & ARONOFF LLP